                                                     EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (Unaudited)
PRIMARY

                                            Three months ended  Nine months ended
                                                 June 30,            June 30,
(In thousands, except per share amounts)      1995     1994       1995      1994
Earnings (loss) per Common Share:

   Net income (loss) available to
     common stockholders..................$(139,369) $ 1,645    $(147,831) $10,909
                                          =========  =======    =========  =======

Shares:

   Weighted average common shares


    outstanding ..........................   46,178   44,768       46,022   42,853


Adjustments:

(a)  Assumed issuances under
      acquisition contingencies...........       --      561           --      561

(b)  Assumed issuances under
      stock option and stock
      purchase plans (antidilutive
      in a loss quarter) .................       --    1,258           --    1,295

(c)  Assumed exercise of warrants.........       --    1,629           --    1,846

Total shares .............................   46,178   48,216       46,022   46,555
                                          =========  =======    =========  =======



Earnings (loss) per common share .........$   (3.02) $   .03    $   (3.21) $   .23
                                          =========  =======    =========  =======

                                                     EXHIBIT 11

Anacomp, Inc. and Subsidiaries
COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (Unaudited)
ASSUMING FULL DILUTION

                                            Three months ended  Nine months ended
                                                 June 30,            June 30,
(In thousands, except per share amounts)      1995     1994       1995      1994
Earnings (loss) per Common Share:

   Net income (loss) available to
     common stockholders..................$(139,369) $ 1,645    $(147,831) $10,909
                                          =========  =======    =========  =======

Shares:

   Weighted average common shares
    outstanding ..........................   46,178   44,768       46,022   42,853

Adjustments:

(a)  Assumed issuances under
      acquisition contingencies...........       --      561           --      561

(b)  Assumed issuances under
      stock option and stock
      purchase plans (antidilutive
      in a loss quarter) .................       --    1,317           --    1,374

(c)  Assumed exercise of warrants.........       --    1,650           --    1,928

Total shares .............................   46,178   48,296       46,022   46,716
                                          =========  =======    =========  =======



Earnings (loss) per common share .........$   (3.02) $   .03    $   (3.21) $   .23
                                          =========  =======    =========  =======